UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

Hibbett Sports, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20969	20-8159608
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
2700 Milan Court
Birmingham, Alabama 35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	HIBB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2021, the Board of Directors (the “Board”) of Hibbett Sports, Inc., a Delaware corporation (the “Company), appointed Linda Hubbard to fill the vacancy created by the previously announced retirement of Jane F. Aggers, effective immediately following such retirement on May 26, 2021. Ms. Hubbard will serve as a Class II member of the Board for a term expiring at the Company’s 2022 Annual Meeting of Stockholders, and until her successor is duly elected and qualified or until her earlier death, resignation, disqualification or removal. In addition, the Board appointed Ms. Hubbard to serve as a member of the Audit Committee of the Board.

Since 2013, Ms. Hubbard has served as the President and Chief Operating Officer of Carhartt, Inc. (“Carhartt”), an apparel manufacturer, wholesaler and retailer headquartered in Dearborn, Michigan whose products are manufactured, sourced and sold globally. Prior to joining Carhartt, Ms. Hubbard was an audit partner at Plante Moran, an audit, accounting, tax, investment banking and wealth management firm, where she provided audit assurance, tax and consulting services to clients in manufacturing, real estate, construction, and distribution. Ms. Hubbard has also served on the Board of Directors of the Federal Reserve Bank of Chicago, Detroit Branch in Detroit, Michigan since 2017.

Ms. Hubbard will receive compensation as a non-employee director of the Company in accordance with the Company’s non-employee director compensation practices described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2021. The initial annual retainer and initial annual equity grant to be received by Ms. Hubbard will be prorated for her services during the remainder of fiscal year 2022.

There are no arrangements or understandings between Ms. Hubbard and any other person pursuant to which she was appointed as a member of the Board. There are no family relationships between Ms. Hubbard and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the SEC between Ms. Hubbard and the Company.

Item 7.01. Regulation FD Disclosure.

On May 26, 2021, the Company issued a press release (the “Press Release”) announcing Ms. Hubbard’s appointment to the Board. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, as well as Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

	By:	/s/ David M. Benck
David M. Benck
May 26, 2021		Senior Vice President and General Counsel